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                                 BAKER & DANIELS

       300 NORTH MERIDIAN STREET, SUITE 2700 . INDIANAPOLIS, INDIANA 46204
                       (317) 237-0300 . FAX (317) 237-1000


October __, 1997

Pritsker Corporation
8910 Purdue Road, Suite 600
Indianapolis, IN 46268

Symix Systems, Inc.
2800 Corporate Exchange Drive
Columbus, OH 43231

Ladies and Gentlemen:

     This opinion is delivered to you in connection with the Registration Statement on Form S-4 of Symix Systems, Inc. (Registration No. 333-___________), as amended (the "Registration Statement"), under the Securities Act of 1933, as amended.

     We have examined the Registration Statement and such other documents as we have deemed relevant and necessary as a basis for this opinion. In addition, we have made such other and further investigations as we have deemed appropriate.

     Based on the foregoing, and subject to the qualifications and limitations stated herein, we hereby advise you that in our opinion the statements made in the Registration Statement under the caption "THE MERGER--Certain Federal Income Tax Consequences," insofar as they purport to constitute summaries of matters of United States federal income tax law or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

     The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and other relevant authorities, all of which are subject to change. No opinions are expressed concerning any matters other than those specifically addressed herein.

     We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement and to the references to us in the Proxy
Statement/Prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,


                                        BAKER & DANIELS